Exhibit 32

                   CERTIFICATION PURSUANT TO
                    18 U.S.C. SECTION 1350,
                    AS ADOPTED PURSUANT TO
         SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report of EASY GOLF CORPORATION (the "Company") on Form 10-KSB for the Company's fiscal year ended June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Annual Report"), I, John Michael Coombs, the Company's Chairman of the Board, its President, Chief Executive Officer (CEO), Chief or Principal Financial Officer
(CFO), and Principal Accounting Officer, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, that, to the best of my knowledge and belief:

(1) The Annual Report on Form 10-KSB fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Annual Report on Form 10-KSB fairly presents, in all material respects, the financial condition and result of operations of the Company.

                   EASY GOLF CORPORATION


     Dated: 9/21/2006                 /s/ John Michael Coombs
                                       -------------------------------
                                       John Michael Coombs, Chairman of the
                                       Board, President, and Chief Executive
                                       Officer (CEO)



     Dated: 9/21/2006                 /s/ John Michael Coombs
                                       ---------------------
                                       John Michael Coombs, Chief or
                                       Principal Financial Officer (CFO) and
                                       Principal Accounting Officer